Drake & Klein CPAs

A PCAOB Registered Accounting Firm

Consent of Independent Registered Public Accounting Firm

We consent to the inclusion in this Form S-1, of our review report dated November 21, 2012 on unaudited interim financial statements as of September 30, 2012 and for the nine months ended September 30, 2012 and 2011.

/s/ Drake & Klein CPAs

Drake & Klein CPAs

Clearwater, Florida

November 28, 2012

PO Box 2493 Dunedin, FL 34697-2493 727-512-2743	2451 McMullen Booth Rd. Suite 210 Clearwater, FL 33759-1362